UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 31, 2014

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco, CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 31, 2014, Mr. Blair Crump resigned from his position as President, Global Enterprise of salesforce.com, inc. (the “Company”) to pursue other professional opportunities. Mr. Crump joined the Company in February 2012. In connection with Mr. Crump’s resignation, the Company and Mr. Crump entered into a Separation Agreement and General Release of Claims (the “Agreement”). Under the terms of the Agreement, and provided Mr. Crump does not revoke his acceptance of the terms of the Agreement, Mr. Crump will receive a severance payment of $222,115; payment of any bonus under the terms of the Company’s Kokua Bonus Plan that Mr. Crump would have otherwise been eligible to receive if he had remained employed through the bonus payment date; and group health care coverage from January 31, 2014 to June 30, 2014. Under the Agreement, Mr. Crump has agreed to a customary release of any and all claims.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2014	salesforce.com, inc.

/s/ Burke F. Norton
Burke F. Norton
Chief Legal Officer